SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                        TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                              -----------

                                  -----------------

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)

                   New York                             13-5160382
               (Jurisdiction of                     (I.R.S. Employer
           incorporation if not a                  Identification No.)
             U.S. national bank)


               One Wall Street                            10286
             New York, New York                         (Zip code)
           (Address of principal
             executive offices)
                                  -----------------

                              TXU EASTERN FUNDING COMPANY
                 (Exact name of obligor as specified in its charter)

                   England and Wales                    98-0203668
                    (State or other                 (I.R.S. Employer
             jurisdiction of incorporation         Identification No.)
                    or organization)


               Crown House                               WC2B 4Ax
                51 Aldwych                              (Zip code)
              London, England
           (Address of principal
             executive offices)
                                  -----------------

                             TXU EASTERN HOLDINGS LIMITED
                 (Exact name of obligor as specified in its charter)

                   England and Wales                    98-0188080
                    (State or other                 (I.R.S. Employer
             jurisdiction of incorporation         Identification No.)
                    or organization)


               Crown House                              WC2B 4AX
                51 Aldwych                             (Zip code)
              London, England
           (Address of principal
             executive offices)
                                  -----------------

                     6.15% EXCHANGE SENIOR NOTES DUE MAY 15, 2002
                     6.45% EXCHANGE SENIOR NOTES DUE MAY 15, 2005
                     6.75% EXCHANGE SENIOR NOTES DUE MAY 15, 2009
                         (Title of the indenture securities)

          ITEM 1.  GENERAL INFORMATION.<*>

                   Furnish the following information as to the Trustee:

                   (a) Name and address of each examining or supervising authority to which it is subject.


           Superintendent of Banks               2 Rector Street,
             of the State of New York              New York, N.Y  10006
                                                   and Albany, N.Y.  12203
           Federal Reserve Bank of New           33 Liberty Plaza,
             York                                  New York, N.Y.  10045
           Federal Deposit Insurance             550 17th Street, N.W.,
             Corporation                           Washington, D.C.  20429
           New York Clearing House               New York, N.Y.  10005
             Association

                   (b) Whether it is authorized to exercise corporate trust powers.

                         Yes.

          ITEM 2.  AFFILIATIONS WITH OBLIGOR.

                   If the obligor is an affiliate of the trustee, describe each such affiliation.

                   None. (See Note on page 2.)

          ITEM 16. LIST OF EXHIBITS.

                   Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. S.229.10(d).

                   1.    -   A copy of the Organization Certificate of The
                             Bank of New York (formerly Irving Trust
                             Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                             (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-
                             6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
                             Exhibit 1 to Form T-1 filed with Registration
                             Statement No. 33-29637.)

                   4.    -   A copy of the existing By-laws of the
                             Trustee.  (Exhibit 4 to Form T-1 filed with
                             Registration Statement No. 33-31019.)

                   6.    -   The consent of the Trustee required by
                             Section 321(b) of the Act.  (Exhibit 6 to
                             Form T-1 filed with Registration Statement
                             No. 33-44051.)

                   7.    -   A copy of the latest report of condition of
                             the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

          -----------------

          * Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

                   Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                   Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                      SIGNATURE

                   Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of June, 1999.


                                       THE BANK OF NEW YORK




                                       By:   /s/ WALTER N. GITLIN
                                          ---------------------------
                                                Walter N. Gitlin
                                                Vice President

                                                               EXHIBIT 7
                                                             (Page 1 of 3)


                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of One Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
          ASSETS                                              in Thousands
          ------                                             --------------

          Cash and balances due from
            depository institutions:
            Noninterest-bearing balances
              and currency and coin . . . . . . . . . . . . .   $ 4,508,742
            Interest-bearing balances . . . . . . . . . . . .     4,425,071
          Securities:
            Held-to-maturity securities . . . . . . . . . . .       836,304
            Available-for-sale securities . . . . . . . . . .     4,047,851
          Federal funds sold and Securities
              purchased under agreements to resell  . . . . .     1,743,269
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income  . . . . . . . . . . . . . .   39,349,679
            LESS:  Allowance for loan and
              lease losses  . . . . . . . . . . .      603,025
            LESS: Allocated transfer risk
              reserve . . . . . . . . . . . . .         15,906
            Loans and leases, net of unearned
              income, allowance, and reserve  . . . . . . . .    38,730,748
          Trading Assets  . . . . . . . . . . . . . . . . . .     1,571,372
          Premises and fixed assets (including
            capitalized leases) . . . . . . . . . . . . . . .       685,674
          Other real estate owned . . . . . . . . . . . . . .        10,331
          Investments in unconsolidated subsid-
            iaries and associated companies . . . . . . . . .       182,449
          Customers' liability to this bank on
            acceptances outstanding . . . . . . . . . . . .       1,184,822
          Intangible assets . . . . . . . . . . . . . . . . .     1,129,636
          Other assets  . . . . . . . . . . . . . . . . . . .     2,632,309
                                                                 ----------
          Total assets  . . . . . . . . . . . . . . . . . . .   $61,688,578
                                                                 ==========

                                                               EXHIBIT 7
                                                             (Page 2 of 3)


          LIABILITIES
          -----------

          Deposits:
            In domestic offices . . . . . . . . . . . . . . .  $25,731,036
            Noninterest-bearing . . . . . . . .    10,252,589
            Interest-bearing  . . . . . . . . .    15,478,447
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs  . . . . . . . .   18,756,302
            Noninterest-bearing . . . . . . . .       111,386
            Interest-bearing  . . . . . . . . .    18,644,916
          Federal funds purchased and Securities
            sold under agreements to repurchase   . . . . . .    3,276,362
          Demand notes issued to the U.S.
            Treasury  . . . . . . . . . . . . . . . . . . . .      230,671
          Trading liabilities . . . . . . . . . . . . . . . .    1,554,493
          Other borrowed money:
            With remaining maturity of one year or less . . . 1,154,502 With remaining maturity of more than
              one year through three years  . . . . . . . . .          465
            With remaining maturity of more than
              three years . . . . . . . . . . . . . . . . . .       31,080
          Bank's liability on acceptances
            executed and outstanding  . . . . . . . . . . . .    1,185,364
          Subordinated notes and debentures . . . . . . . . .    1,308,000
          Other liabilities . . . . . . . . . . . . . . . . .    2,743,590
                                                                ----------
          Total liabilities . . . . . . . . . . . . . . . . .   55,971,865
                                                                ----------


          EQUITY CAPITAL
          --------------

          Common stock  . . . . . . . . . . . . . . . . . . .    1,135,284
          Surplus . . . . . . . . . . . . . . . . . . . . . .      764,443
          Undivided profits and capital
            reserves  . . . . . . . . . . . . . . . . . . . .    3,807,697
          Net unrealized holding gains (losses)
            on available-for-sale securities  . . . . . . . .       44,106
          Cumulative foreign currency
            translation adjustments . . . . . . . . . . . . .      (34,817)
                                                                ----------
          Total equity capital  . . . . . . . . . . . . . . .    5,716,713
                                                                ----------
          Total liabilities and equity capital  . . . . . . .  $61,688,578
                                                                ==========

                                                                EXHIBIT 7
                                                              (Page 3 of 3)


                   I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Thomas J. Mastro


                   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                   Thomas A. Renyi   )
                   Alan R. Griffith  ) Directors
                   Gerald L. Hassell )